Exhibit 99.1

JERNIGAN CAPITAL ANNOUNCES $0.50 EARNINGS PER SHARE AND

$0.55 ADJUSTED EARNINGS PER SHARE FOR SECOND QUARTER 2017

MEMPHIS, Tennessee, August 2, 2017 / Business Wire / Jernigan Capital, Inc. (NYSE: JCAP), a leading capital partner for self-storage entrepreneurs nationwide, today announced results for the quarter ended June 30, 2017, issued earnings guidance for the third quarter of 2017, and adjusted earnings guidance for the full-year 2017.

Highlights for the quarter include:

▪	Earnings per share and adjusted earnings per share of $0.50 and $0.55, respectively;

▪	Increased guidance of full-year net income available to common stockholders and adjusted earnings by approximately $2.3 million at the midpoint;

▪	Closed $130.1 million of new on-balance sheet development investments during the second quarter;
▪	Raised ~$108 million of additional equity capital;
▪	Maintained robust investment pipeline of approximately $700 million; and
▪	Obtained $100 million revolving credit facility that closed July 25, 2017.

“We have had an outstanding first half of 2017,” stated Dean Jernigan, Chairman and Chief Executive Officer of Jernigan Capital. “We closed $236 million of new development investments, maintained a full pipeline of excellent new investment opportunities and were able to more effectively match future cash commitments with efficiently priced equity capital and an exciting new credit facility. Our development investments that have opened for business continue to perform at or above expectations. We look forward to continuing this momentum over the balance of the year and into 2018.”

John Good, President and Chief Operating Officer of Jernigan Capital added, “We are very pleased with our second quarter and year-to-date performance. For the quarter ended June 30, 2017, we increased total revenue by $1.1 million, or 69.5%, over the comparable period in 2016, while general and administrative expenses (excluding management fees) only increased $36,000 over the second quarter of 2016. Two of our investments are at or above 80% physical occupancy, nearly two years earlier than anticipated, and our other eight opened facilities continue to trend at or above our underwritten lease ups. Our 24 programmatic development partners, along with five new prospects who are working through our underwriting process, continue to provide us a full pipeline of prospective investments. We currently have executed term sheets for an additional $174 million of investments along with $522 million of high quality prospective investments currently in our underwriting process. We remain very excited about the growth of the business over the balance of the year and beyond.”

Financial Highlights

Net income attributable to common stockholders for the three months ended June 30, 2017 was $5.0 million, or $0.50 per share, and adjusted earnings was $5.5 million, or $0.55 per share. Net income attributable to common stockholders for the six months ended June 30, 2017 was $6.3 million, or $0.66 per share, and adjusted earnings was $7.4 million, or $0.78 per share.

Total revenues for the three and six months ended June 30, 2017 were $2.6 million and $4.9 million, respectively, representing increases of $1.1 million, or 69.5%, and $2.2 million, or 83.1%, as compared to total revenues for the three and six months ended June 30, 2016, respectively. The increase in revenues is primarily attributed to the increase in the outstanding principal balances on our investment portfolio and other assets.

General and administrative expenses and stock-based compensation expense (“SBE”), for the three and six months ended June 30, 2017 and 2016 were as follows (dollars in thousands):

	Three months ended June 30,
	2017	2016	% inc (dec)
General and administrative expenses, excluding SBE	$936	$1,023	(8.5)%
Plus: SBE	435	312	39.4%
General and administrative expenses	$1,371	$1,335	2.7%

	Six months ended June 30,
	2017	2016	% inc (dec)
General and administrative expenses, excluding SBE	$2,222	$2,152	3.3%
Plus: SBE	727	487	49.3%
General and administrative expenses	$2,949	$2,639	11.7%

The increase in SBE was driven by additional grants of shares of restricted stock made to certain of the Company’s officers and certain employees of the Company’s external manager during the second quarter of 2017. SBE is also affected by changes in the market price of the Company’s common stock.

Net income attributable to common stockholders and adjusted earnings for the three and six months ended June 30, 2017 also include increases in fair value of investments of $4.3 million and $5.7 million, respectively, compared to increases of $5.5 million and $9.3 million for the three and six months ended June 30, 2016, respectively.

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Capital Markets Activities

On April 5, 2017, the Company commenced an at-the-market continuous equity offering program (the “ATM Program”), whereby the Company may, from time to time, offer and sell up to $50.0 million of shares of its common stock. Since the inception of the ATM Program through August 1, 2017, the Company has issued and sold 1,093,202 shares of common stock at a weighted average price of $22.69 per share, receiving net proceeds after commissions of $24.2 million.

On June 27, 2017, the Company completed an underwritten public offering of 4,025,000 shares of its common stock, receiving $83.9 million in proceeds, net of underwriters’ discounts and offering expenses payable by the Company.

On July 25, 2017, the Company entered into a senior secured revolving $100 million credit facility, which has an accordion feature permitting expansion up to $200 million. The current borrowing capacity under the credit facility is $33.3 million; however, the Company’s development property investments are eligible to be added to the base of collateral available to secure loans under the credit facility once they receive a certificate of occupancy. Accordingly, the Company believes its availability under the credit facility will increase substantially over the next 12 months as construction on several investments in the Company’s portfolio is completed. The facility will provide lower-cost financing for the Company’s pipeline of self-storage development investments.

Dividends

On May 3, 2017, the Company declared a dividend of $0.35 per common share. The dividend was paid on July 14, 2017 to common shareholders of record on July 3, 2017.

Additionally on May 3, 2017, the Company declared cash and stock dividends on its Series A Preferred Stock. The cash dividend of $0.2 million was paid on July 14, 2017. No stock dividend was paid in accordance with the provisions of the Stock Purchase Agreement.

Third Quarter and Full-Year 2017 Guidance

The following table reflects earnings per share and adjusted earnings per share guidance for the three months ending September 30, 2017 and updated guidance for the full-year 2017. Such guidance is based on management's current and expected views of Company investment activity (including fair value appreciation), the self-storage market, and overall economic conditions. Adjusted earnings is a performance measure that is not specifically defined by accounting principles generally accepted in the United States (“GAAP”) and is defined as net income attributable to common stockholders (computed in accordance with GAAP) plus stock dividends payable to preferred stockholders, stock-based compensation expense, and depreciation on real estate assets.

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	Dollars in thousands, except share and per share data
	Three months ending September 30, 2017		Year ending December 31, 2017
	Low	High	Low	High
Total revenues	$3,100	$3,220	$11,570	$11,820
JV income	475	550	1,900	2,125
Total revenues and JV income	$3,575	$3,770	$13,470	$13,945
G&A expenses (1)	(2,720)	(2,595)	(10,070)	(9,720)
Property operating expenses	(105)	(85)	(355)	(315)
Interest expense	(340)	(315)	(1,200)	(1,075)
Other interest income	240	255	650	675
Change in fair value of investments (2)	2,900	3,600	16,250	18,750
Net income	3,550	4,630	18,745	22,260
Net income attributable to preferred stockholders (3)	(275)	(275)	(1,800)	(1,700)
Net income attributable to common stockholders	3,275	4,355	16,945	20,560
Add: stock dividends	100	100	475	475
Add: stock-based compensation	375	350	1,475	1,450
Add: depreciation on real estate assets	45	35	155	135
Adjusted earnings	$3,795	$4,840	$19,050	$22,620
Earnings per share – diluted	$0.23	$0.30	$1.41	$1.71
Adjusted earnings per share - diluted	$0.27	$0.34	$1.58	$1.88
Average shares outstanding - diluted	14,300,000	14,300,000	12,050,000	12,050,000

(1)

Includes $1.1 million (low and high) and $3.7 million (low) / $3.6 million (high) of management fees for the three months ending September 30, 2017 and for the year ending December 31, 2017, respectively. The increase in the quarterly and annual ranges compared to the actual results for the second quarter and prior full-year 2017 guidance, respectively, is primarily due to the expected increase in management fees as a result of the equity capital raised in the first half of 2017.

(2)

Excludes $0.4 million (low and high) and $1.4 million (low) / $1.6 million (high) of unrealized appreciation in fair value of investments from the real estate venture which is included in JV income for the three months ending September 30, 2017 and for the year ending December 31, 2017, respectively.

(3)	Represents both cash dividends and stock dividends estimated with respect to outstanding shares of Series A Preferred Stock.

The Company increased the ranges for full-year 2017 net income attributable to common stockholders to $16.9 million – $20.6 million (previously $14.6 million – $18.3 million) and adjusted earnings to $19.1 million – $22.6 million (previously $16.3 million – $20.7 million). Additionally, the Company updated its per share ranges to incorporate the impact of the equity capital raised in the first half of 2017, resulting in full-year 2017 earnings per share of $1.41 - $1.71 (previously $1.62 – $2.02) and adjusted earnings per share of $1.58 – $1.88 (previously $1.80 – $2.30).

The guidance above is based on the following key assumptions regarding the Company’s business activities in 2017:

▪	projected closings on $350 million to $375 million of new development property investments with a profits interest for the full-year 2017;

▪	fundings of approximately $145 million to $150 million on the Company’s investment commitments during the full-year 2017;

▪	four additional on-balance sheet properties receiving certificates of occupancy in the latter half of 2017; and

▪	no change in the key assumptions used to value the Company’s investments.

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Over 75% of the development property investment commitments closed by the Company in 2016 were made through the Heitman joint venture. The Company resumed closing on-balance sheet investments in late 2016. The 2017 guidance reflects the impact of the limited number of on-balance sheet closings in 2016 resulting in modest fair value adjustments in 2017 on the 2016 investments. The Company expects that the substantial increase in on-balance sheet investment activity in 2017 will result in significant increases in interest income and fair value appreciation in 2018 and beyond.

Conference Call and Webcast Information

The Company will host a webcast and conference call on Thursday, August 3, 2017 at 11:00 a.m. Eastern Time to discuss the financial results and recent events. A webcast will be available on the Company’s website at investors.jernigancapital.com. To listen to a live broadcast, access the site at least 15 minutes prior to the scheduled start time in order to register and download and install any necessary audio software. The replay of the webcast will be available on the Company’s website until Thursday, August 17, 2017.

Supplemental financial and operating information as of and for the three and six months ended June 30, 2017 is available on the Company’s website under Investor Relations – Financial Information – Quarterly Supplemental Information.

To Participate in the Telephone Conference Call:

Dial in at least 15 minutes prior to start time.

Domestic: 1-877-407-0792

International: 1-201-689-8263

Conference Call Replay:

Domestic: 1-844-512-2921

International: 1-412-317-6671

Passcode: 13665207

The replay can be accessed until midnight Eastern Time on August 17, 2017.

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About Jernigan Capital, Inc.

Jernigan Capital, Inc. is a New York Stock Exchange-listed real estate investment trust (NYSE: JCAP) that provides debt and equity capital to private developers, owners, and operators of self-storage facilities. Our mission is to be the preeminent capital partner for self-storage entrepreneurs nationwide by offering creative solutions through an experienced team demonstrating the highest levels of integrity, dedication, excellence and community, while maximizing shareholder value. The Jernigan Capital team has extensive experience in over 100 U.S. markets—from acquiring and managing self-storage properties to new self-storage development—providing JCAP with knowledge unmatched by any lender, broker or advisor to the sector. Jernigan Capital is the only source of construction and development capital focused solely on the self-storage sector.

Forward-Looking Statements

This press release includes "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 and other federal securities laws, including statements regarding our future performance, the future availability for borrowings under our credit facility, our third quarter 2017 earnings guidance and full-year 2017 updated earnings guidance, including related key assumptions, future profits from investments, our anticipated loan closings, our access to capital, and our ability to fund our existing loan commitments. The ultimate occurrence of events and results referenced in these forward-looking statements is subject to known and unknown risks and uncertainties, many of which are beyond our control. These forward-looking statements are based upon the Company's present intentions and expectations, but the events and results referenced in these statements are not guaranteed to occur. Investors should not place undue reliance upon forward-looking statements. For a discussion of these and other risks facing our business, see the information under the heading “Risk Factors” in our most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission (“SEC”) and our other filings with the SEC from time to time, which are accessible on the SEC’s website at www.sec.gov.

Non-GAAP Financial Measures

Adjusted Earnings is a non-GAAP measure and is defined as net income attributable to common stockholders plus stock dividends payable to preferred stockholders, stock-based compensation expense, depreciation on real estate assets, transaction and other expenses, restructuring costs, and deferred termination fee to manager. Management uses Adjusted Earnings and Adjusted Earnings per share as key performance indicators in evaluating the operations of the Company's business. The Company is a capital provider to self-storage developers and believes that these measures are useful to management and investors as a starting point in measuring its operational performance because they exclude various equity-based payments (including stock dividends) and other items included in net income that do not relate to or are not indicative of its present and future operating performance, which can make periodic and peer analyses of operating performance more difficult. The Company’s computation of Adjusted Earnings and Adjusted Earnings per share may not be comparable to other key performance indicators reported by other REITs or real estate companies. Reconciliations of Adjusted Earnings and Adjusted Earnings per share to Net income attributable to common stockholders and Earnings per share, respectively, are provided in the attached table entitled “Calculation of Adjusted Earnings.”

Contact:

Jernigan Capital, Inc.

Investor Relations:

(901) 567-9580

Investorrelations@jerningancapital.com

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JERNIGAN CAPITAL, INC.

CONSOLIDATED BALANCE SHEETS

(in thousands, except share data)

	June 30, 2017	December 31, 2016
	(unaudited)
Assets:
Cash and cash equivalents	$100,529	$67,373
Development property investments at fair value	163,979	95,102
Operating property loans at fair value	8,790	9,905
Investment in and advances to real estate venture	14,314	5,373
Self-storage real estate owned	7,283	-
Other loans, at cost	6,619	11,752
Deferred costs	2,305	2,207
Prepaid expenses and other assets	1,119	868
Fixed assets, net	189	199
Total assets	$305,127	$192,779

Liabilities:
Senior loan participations	$20,147	$18,582
Due to Manager	1,027	1,008
Accounts payable, accrued expenses and other liabilities	2,399	697
Dividends payable	5,160	4,130
Total liabilities	28,733	24,417

Equity:
Jernigan Capital, Inc. stockholders’ equity:
Cumulative preferred stock, $0.01 par value, 100,000,000 shares authorized, 10,000 shares issued and outstanding at June 30, 2017 and December 31, 2016, at liquidation preference of $10.0 million, net of allocated costs	9,445	9,448
Common stock, $0.01 par value, 500,000,000 shares authorized at June 30, 2017 and December 31, 2016; 14,238,350 and 8,956,354 issued and outstanding at June 30, 2017 and December 31, 2016, respectively	142	90
Additional paid-in capital	272,525	162,664
Accumulated deficit	(5,718)	(3,840)
Total equity	276,394	168,362
Total liabilities and equity	$305,127	$192,779

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JERNIGAN CAPITAL, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share data)

(unaudited)

	Three months ended June 30,		Six months ended June 30,
	2017	2016	2017	2016
Revenues:
Interest income from investments	$2,467	$1,533	$4,586	$2,676
Rental and other property-related income from real estate owned	105	-	168	-
Other revenues	27	-	146	-
Total revenues	2,599	1,533	4,900	2,676

Costs and expenses:
General and administrative expenses	1,371	1,335	2,949	2,639
Management fees to Manager	707	402	1,337	816
Property operating expenses of real estate owned	81	-	136	-
Transaction and other expenses	-	175	-	2,127
Restructuring costs	-	47	-	54
Deferred termination fee to Manager	-	82	-	239
Total costs and expenses	$2,159	$2,041	$4,422	$5,875

Operating income (loss)	$440	$(508)	$478	$(3,199)

Other income (expense):
Equity in earnings from unconsolidated real estate venture	595	418	1,017	418
Change in fair value of investments	4,289	5,527	5,682	9,318
Interest expense	(230)	(38)	(434)	(38)
Other interest income	100	13	234	35
Total other income	$4,754	$5,920	$6,499	$9,733
Net income	$5,194	$5,412	$6,977	$6,534
Net income attributable to preferred stockholders	(177)	-	(723)	-
Net income attributable to common stockholders	$5,017	$5,412	$6,254	$6,534

Basic earnings per share attributable to common stockholders	$0.50	$0.89	$0.66	$1.07
Diluted earnings per share attributable to common stockholders	$0.50	$0.89	$0.66	$1.07

Dividends declared per share of common stock	$0.35	$0.35	$0.70	$0.70

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JERNIGAN CAPITAL, INC.

CALCULATION OF ADJUSTED EARNINGS

(in thousands, except share and per share data)

(unaudited)

	Three months ended
	June 30, 2017	June 30, 2016
Net income attributable to common stockholders	$5,017	$5,412
Plus: stock dividends payable to preferred stockholders	-	-
Plus: stock-based compensation	435	312
Plus: depreciation on real estate assets	38	-
Plus: transaction and other expenses	-	175
Plus: restructuring costs	-	47
Plus: deferred termination fee to Manager	-	82
Adjusted Earnings	$5,490	$6,028

Adjusted Earnings per share attributable to common stockholders - diluted	$0.55	$0.99

Weighted average shares of common stock outstanding - diluted	10,033,029	6,104,207

	Six months ended
	June 30, 2017	June 30, 2016
Net income attributable to common stockholders	$6,254	$6,534
Plus: stock dividends payable to preferred stockholders	371	-
Plus: stock-based compensation	727	487
Plus: depreciation on real estate assets	62	-
Plus: transaction and other expenses	-	2,127
Plus: restructuring costs	-	54
Plus: deferred termination fee to Manager	-	239
Adjusted Earnings	$7,414	$9,441

Adjusted Earnings per share attributable to common stockholders - diluted	$0.78	$1.54

Weighted average shares of common stock outstanding - diluted	9,507,947	6,133,353

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JERNIGAN CAPITAL, INC.

CALCULATION OF EARNINGS PER SHARE AND ADJUSTED EARNINGS PER SHARE

(in thousands, except share and per share data)

(unaudited)

	Three months ended June 30,		Six months ended June 30,
	2017	2016	2017	2016
Shares outstanding:
Weighted average common shares - basic	9,850,967	5,948,555	9,356,744	5,974,277
Effect of dilutive securities	182,062	155,652	151,203	159,076
Weighted average common shares, all classes	10,033,029	6,104,207	9,507,947	6,133,353

Calculation of Earnings per Share - basic
Net income	$5,194	$5,412	$6,977	$6,534
Less:
Net income allocated to preferred stockholders	177	-	723	-
Net income allocated to unvested restricted shares (1)	91	138	99	170
Net income attributable to common shareholders - two-class method	$4,926	$5,274	$6,155	$6,364

Weighted average common shares - basic	9,850,967	5,948,555	9,356,744	5,974,277
Earnings per share - basic	$0.50	$0.89	$0.66	$1.07

Calculation of Earnings per Share - diluted
Net income	$5,194	$5,412	$6,977	$6,534
Less:
Net income allocated to preferred stockholders	177	-	723	-
Net income attributable to common shareholders - two-class method	$5,017	$5,412	$6,254	$6,534

Weighted average common shares - diluted	10,033,029	6,104,207	9,507,947	6,133,353
Earnings per share - diluted	$0.50	$0.89	$0.66	$1.07

Calculation of Adjusted Earnings per Share - basic
Adjusted Earnings	$5,490	$6,028	$7,414	$9,441
Less:
Adjusted Earnings allocated to unvested restricted shares (1)	100	154	118	245
Adjusted Earnings attributable to common stockholders - two-class method	$5,390	$5,874	$7,296	$9,196

Weighted average common shares - basic	9,850,967	5,948,555	9,356,744	5,974,277
Adjusted Earnings per share - basic	$0.55	$0.99	$0.78	$1.54

Calculation of Adjusted Earnings per Share - diluted
Adjusted Earnings	$5,490	$6,028	$7,414	$9,441
Less:
Dividends declared on unvested restricted shares	n/a	n/a	n/a	n/a
Adjusted Earnings attributable to common stockholders - two-class method	$5,490	$6,028	$7,414	$9,441

Weighted average common shares - diluted	10,033,029	6,104,207	9,507,947	6,133,353
Adjusted Earnings per share - diluted	$0.55	$0.99	$0.78	$1.54

(1)	Unvested restricted shares participate in dividends with common shares on a 1:1 basis and thus are considered participating securities under the two-class method for the three and six months ended June 30, 2017 and 2016.

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JERNIGAN CAPITAL, INC.

2017 GUIDANCE - RECONCILIATION OF ADJUSTED EARNINGS

(in thousands, except share and per share data)

(unaudited)

	Quarter ending September 30, 2017
	Low	High

Net income attributable to common stockholders	$3,275	$4,355
Plus: stock dividends payable to preferred stockholders	100	100
Plus: stock-based compensation	375	350
Plus: depreciation on real estate assets	45	35
Adjusted Earnings	$3,795	$4,840

Net income attributable to common stockholders per weighted average share	$0.23	$0.30
Adjusted Earnings per weighted average share	$0.27	$0.34

Weighted average shares of common stock outstanding	14,300,000	14,300,000

	Year ending December 31, 2017
	Low	High

Net income attributable to common stockholders	$16,945	$20,560
Plus: stock dividends payable to preferred stockholders	475	475
Plus: stock-based compensation	1,475	1,450
Plus: depreciation on real estate assets	155	135
Adjusted Earnings	$19,050	$22,620

Net income attributable to common stockholders per weighted average share	$1.41	$1.71
Adjusted Earnings per weighted average share	$1.58	$1.88

Weighted average shares of common stock outstanding	12,050,000	12,050,000

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